Exhibit 99.B(e)(1)

The Lincoln National Life Insurance Company
Service Office: PO Box 21008, Greensboro, NC 27420-1008
(hereinafter referred to as the “Company”)

Application for Individual Life Insurance — Part I

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Proposed Insured

1.    /                                                                 /                                                  /                                             Legal

Name:      (First)                                           (Middle)                                       (Last)                                  (Suffix)

2.   Sex:  ☐ Male                                   ☐ Female                                                                                       3. Date of Birth (mm/dd/yyyy):       /      /

(If age 70 or over, complete the Defined Age Supplement.)

4.   SSN:                                                                    5.   Place of Birth (State/Country):         /

6.                        Are you (check one):☐ a Citizen of the U.S. or ☐ Permanent Resident of the U.S. (Green Card Holder) or ☐ Neither?

If “Neither,” a. What is your country of citizenship?

b. What is your National Identification Number (in country of citizenship)?

7.                        Driver’s License Number (provide even if suspended/revoked):                                                        State:

If no current license, check here ☐ and advise reason:

8.                        Home Address (Street):                                                                                           Apt. or Suite:

(City/State/ZIP):                                                                                         /                /

9.                        Home Phone Number:                -                -                                                         10. Cell Number

11.                 Email:

12.                 Employer:                                                                          13. Occupation:

14.                 Business Address (Street):                                                            Suite:

(City/State/ZIP):                                                                                                   /                /

15.                 Individual Annual Earned Income: $                                         16.  Net Worth (Assets minus Liabilities): $

17.                 Do you have any other sources of recurring income?       ☐ Yes          ☐ No

If “Yes,” a. Source(s) of Income:                                                b. Annual amount(s) received: $

* Policy Information

18.                 Plan of Insurance (if Term, include duration):

19.                 Amount of Insurance/Specified Amount: $

20.                 Death Benefit Option: (Complete for Universal Life and Variable Universal Life Product only—not required for Term)

☐ Level     ☐ Increase by Cash Value     ☐ Increase by Premium     ☐ Increase by Premium Less Policy Factor

21.                 Death Benefit Qualification Test (DBQT) – For IRS purposes, premiums will be tested using the Guideline Premium Test unless

☐ Cash Value Accumulation Test is checked (not available on all products or with all riders). The DBQT cannot be changed after issue unless the terms of the policy require a change.

22.         Additional Benefits and Riders: (If applicable)

☐ Accelerated Benefits Rider with Chronic Illness                                             (Complete applicable supplement)

☐ Accelerated Benefits Rider without Chronic Illness

☐ Children’s Term Rider Units                          (Complete Children’s Term Rider Supplement)

☐ Other Insured Term Rider $                          (Complete Proposed Insured B Supplement)

☐ Disability Waiver Rider (If applicable, Specified Premium $                          )

☐ Enhanced Surrender Value Rider

☐ Other Benefits and Riders not listed above (Provide details: coverage amount, percentages, etc.; and if applicable complete supplement):

* “Policy” may be referred to as “certificate”.

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.	Page 1 of 6
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Owner Information (If left blank, Proposed Insured(s) will be the Owner.) Select Owner Type:

23.                 a. ☐ Individual Owner:                                 /          /                                                              /

(First)                  (M.I.)                                     (Last)                                   (Suffix)

☐ Trust/Entity Owner:

Trustee/Officer:                                 /          /                                                                   /

(First)             (M.I.)                           (Last)                                                 (Suffix)

b.    Address (Street):                                                                                                                   Apt. or Suite:

(City/State/ZIP):                                                                                        /                /

c.     Date of Birth/Trust Date (mm/dd/yyyy):                     /                                        /                                                                                            d. SSN/TIN:

e.  Home Phone Number:                -                -                                                f.  Cell Number

g.  Country of citizenship:                                                                       h. Relationship to Proposed Insured(s):

i.   Owner’s Email:

24.                 Is this policy being purchased as part of an employer-owned life insurance program where the employer is the direct or indirect beneficiary of the policy?  ☐ Yes         ☐ No

Beneficiary Information (Unless otherwise stated in Number 28 “Special Instructions,” if multiple beneficiaries are named in a class (Primary, Contingent), the proceeds are to be paid equally to the survivor or survivors, if any, in the class.) Select Primary (P) or Contingent (C) and Type for each line completed. Check here ☐ if Primary Beneficiary same as Owner.

25.                 a. ☐ P ☐ C ☐ Individual:                                 /          /                                                                      /

         (First)            (M.I.)                        (Last)                                                (Suffix)

☐ Trust/Entity:

Trustee/Officer:                                 /          /                                                     /

           (First)               (M.I.)                   (Last)                                             (Suffix)

b.    Address (Street):                                                                                                               Apt. or Suite:

(City/State/ZIP):                                                                                                     /                /

c.  Relationship to Proposed Insured(s):                      d.  Date of Birth/Trust Date (mm/dd/yyyy):           /           /

e.     Beneficiary’s Email:

f.       SSN/TIN:                                                                                                              g. Phone Number

26.                 a. ☐ P ☐ C ☐ Individual:                                 /          /                                                                 /

             (First)              (M.I.)                              (Last)                                        (Suffix)

☐ Trust/Entity:

Trustee/Officer:                                 /          /                                                     /

           (First)               (M.I.)                       (Last)                                          (Suffix)

b.    Address (Street):                                                                                                   Apt. or Suite:

(City/State/ZIP):                                                                                                   /                /

c.  Relationship to Proposed Insured(s):                           d.  Date of Birth/Trust Date (mm/dd/yyyy):        /         /

e.     Beneficiary’s Email:

f.       SSN/TIN:                                                                                                               g. Phone Number

27.                 a. ☐ P ☐ C ☐ Individual:                                 /          /                                                      /

       (First)               (M.I.)                          (Last)                                       (Suffix)

☐ Trust/Entity:

Trustee/Officer:                                 /          /                                                       /

           (First)               (M.I.)                              (Last)                                    (Suffix)

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b.    Address (Street):                                                                                                Apt. or Suite:

(City/State/ZIP):                                                                                  /                /

c.  Relationship to Proposed Insured(s):                      d.  Date of Birth/Trust Date (mm/dd/yyyy):         /           /

e.     Beneficiary’s Email:

f.       SSN/TIN:                                                                                                              g. Phone Number

28.                Special Instructions (If proceeds are not to be paid equally indicate here. Dollar amounts are not accepted; percentages must total 100%.):

Premium and Payor Information (We cannot bill to your agent, and not all payment methods/modes are available with all products.)

29.                 Modal Planned Premium: $

30.                 a. Payment Method: ☐ Electronic Funds Transfer (EFT)                        ☐ Direct Bill (Quarterly and Monthly restrictions apply)

☐ Other (Include List Bill Number if applicable.):

b. Premium Mode:  ☐ Annual                                                   ☐ Semi-Annual ☐ Quarterly (Term—EFT only)

☐ Monthly (All products–EFT only)                   ☐ Lump Sum

31.                 Source of Premium (Income, savings, replacement, inheritance, etc.):

32.                 a.  Select Premium Payor: (Check one only.) (If Other is checked, complete Questions 32b through 32e.)

☐ Proposed Insured(s) at residence     ☐ Owner     ☐ Beneficiary in Question: ☐ 25     ☐ 26     ☐ 27     ☐ Other

b.  Payor Name (Select One):

☐ Individual:                                 /          /                                                        /

     (First)         (M.I.)                                     (Last)                                       (Suffix)

☐ Entity:

c.  Payor Address (Street):                                                                                    Apt. or Suite:

(City/State/ZIP):                                                                                                     /                /

d.  SSN/TIN:                                            e. Relationship to Proposed Insured(s):

Third Party Designee/Secondary Addressee (For additional protection against unintended lapse, you may designate a Third Party below other than your agent. The agent will automatically receive any such notices.)

33.                 I, the Applicant/Owner, understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance policy for nonpayment of premium. I also understand that I will be given the opportunity to change this written designation at any time.

Complete name/address below if you choose to designate a Third Party Designee or Secondary Addressee:

Name:                                                         /          /                                                             /

     (First)                                     (M.I.)                    (Last)                                                    (Suffix)

Home Address (Street):                                                                                         Apt. or Suite:

(City/State/ZIP):                                                                                                        /                /

Phone Number

Existing and Pending Insurance Information

34. Do you have any existing life insurance or annuity contracts with the Company or any other company?	☐ Y ☐ N

35.                Are you considering replacing, lapsing, stopping premium payments, surrendering, assigning to the insurer or reducing your benefits under an existing policy or annuity? (If “Yes,” complete all required replacement forms.)

☐ Y ☐ N

36. Are you considering using or borrowing funds from your existing policies or annuities to pay premiums due on the new or applied for policy? (If “Yes,” complete all required replacement forms.)	☐ Y ☐ N

37. If “Yes” to Question 35 and/or 36 with regard to an annuity contract, provide company, contract number and issue date:

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38.                  List amounts of all in force life insurance on your life, including any policies that have been sold. (List in the box below.)

Indicate the Type of coverage: Business: Buy-Sell (B), Key-Man (K) or Loan (L); Group (G); or Personal (P).

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy?	1035 Exchange	Type
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N

39.                Regardless of the status of the application, do you have any applications currently pending, do you plan to apply for, or did you apply for additional life insurance coverage with this or any other company within the past 12 months? (If “Yes,” provide details in box below. Do not include existing coverage listed in Question 38.)

☐ Y ☐ N

Company	Face Amount	Status (Pending, Withdrawn, etc.)	Type (B,K,L,P)
$
$
$

40.                What is the total amount of new life insurance coverage that will be placed in force with all companies including this application? (Do not include existing coverage listed in Question 38.) $

41.                Will the premiums for this policy be paid, advanced, financed or otherwise funded by another person or entity who is not the Proposed Insured, the Owner, or the Proposed Insured’s employer? (If “Yes,” complete the Premium Financing requirements.)

☐ Y ☐ N

42.                Have you ever applied for life, long-term care, health or disability insurance and been rated, declined or postponed? (If “Yes,” provide the reason(s) for the outcome and details in the space provided.)

☐ Y ☐ N

General Information — Proposed Insured

43. Do you fly, do you plan to fly within the next 2 years, or have you flown during the last 2 years as a pilot, student pilot or crew member? (If “Yes,” an Aviation Supplement is required.)			☐ Y ☐ N

44.                Do you plan to participate within the next 2 years, or have you participated within the last 2 years in; underwater diving; mountain climbing; aerial sports; auto, motorcycle, or boat racing; heli skiing; rodeo sports; boxing; equine sports; BASE jumping or wing diving? (If “Yes,” an Avocation Supplement is required.)

☐ Y ☐ N

45.                Do you now, or do you plan to within the next year, reside or travel outside of the United States or Canada? (If “Yes,” provide the purpose, total number of days, cities and countries where travel is planned in Number 50 below.)

☐ Y ☐ N

46.                Are you a member of, have you entered into a written agreement to become a member of, or have you received a notice of required service in the armed forces, reserves or National Guard? (If “Yes,” indicate if retired or active; list branch of service, rank, duties, Special Forces status, mobilization category, and current duty station; and if a notice of deployment has been received, to where and when in Number 50 below.)

☐ Y ☐ N

47.                In the past 5 years, have you been convicted of three or more moving violations, driving under the influence of alcohol or other drugs, or had your driver’s license suspended, restricted, or revoked? (If “Yes,” provide dates and details in Number 50 below.)

☐ Y ☐ N

48. Have you ever been convicted of or are you awaiting trial for a felony? (If “Yes,” provide details in Number 50 below including date of conviction and date of release of probation or parole.)			☐ Y ☐ N

49.	a.	In the last 5 years have you filed for bankruptcy?	☐ Y ☐ N
	b.	If “Yes,” has it been discharged? (For any bankruptcy, provide reason, type, and if applicable, when discharged in Number 50 below.)	☐ Y ☐ N

50. Details to General Risk Questions: (If more space is needed, use the Continuation of Details Supplement.)
Ques. # Date Details/Reasons

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Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Suitability

Complete only if applying for Variable Life Insurance and submit allocation form(s) with this Application:

1. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received a current Prospectus for the policy applied for and have you had sufficient time to review it?	☐ Y ☐ N
2. Do you understand that the amount and duration of the death benefit may increase or decrease depending on the investment performance of funds in the Separate Account?	☐ Y ☐ N
3. Do you understand that the cash values may increase or decrease depending on the investment performance of the funds held in the Separate Account?	☐ Y ☐ N
4. With this in mind, do you believe that the policy applied for is in accord with your insurance objective and your anticipated financial needs?	☐ Y ☐ N

CASH VALUES ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

Refer to the contract for information on any no-lapse guarantee that may be provided.

Agreement and Acknowledgement

I, the Owner, certify that the tax identification or social security number as provided by me is correct. I also certify that I am not subject to backup withholding.

Each of the Undersigned declares that:

1.             This Application consists of: a) Application for Individual Life Insurance — Part I; b) Medical Supplement — Part II; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for.

2.             I/We further agree that (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued), insurance will take effect under the Policy only when: 1) the Policy has been delivered to and accepted by me/us; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured(s); and 3) the Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

I/We have paid premium to the agent/representative in exchange for the Temporary Life Insurance Agreement, and I/we acknowledge that I/we fully understand and accept its terms. (Complete Temporary Life Insurance Agreement and submit with application.)

3.             No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company’s requirements.

4.             For employer owned life insurance policies, the owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

5.             For policies held in trust by one or more trustees, the undersigned certify and acknowledge the following. The trust arrangement is identified by name and date, the trust is in effect, and the trustees named in this application are the trustees for the named trust. The trustees signing this application have the power and authority to act and exercise all ownership rights under the policy, and the Company may rely solely upon the signatures of the trustees regarding any policy options, privileges or benefits. Any amounts paid to the trustees by the Company according to the policy shall fully discharge the Company with respect to those amounts. The Company shall have no obligation to inquire into the terms of the trust or to see to the use or application of any amounts paid to the trustees. The Company shall not be held liable for any party’s non-compliance with the terms of the trust.

6.             Corrections, additions or changes to this Application may be made by the Company. Any such changes will be shown under “Service Office Endorsements”. Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

7.             I have been advised to consult with my own tax advisors regarding the tax effects inherent in the plan of insurance for which I am applying.

8.             I HAVE READ, or have had read to me, the completed Application before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

State Disclosure

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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Authorization

I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, Pharmacy Benefit Manager, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company’s behalf. I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.

Once this authorization is signed it shall be valid as permitted by applicable law in the state where the policy is issued but not to exceed a time period of 24 months. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.

The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.

☐ I elect to be interviewed if an Investigative Consumer Report is prepared.

Each of the undersigned declares that:

I/We acknowledge receipt of the Buyer’s Guide, Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc. information.

Signatory Section

Signed in:                                /          /

      (State)         Date (MM/DD/YYYY)

Signature of Proposed Insured
(Parent or Guardian if under 18 years of age)

Signature of Applicant/Owner/Trustee	Signature of Applicant/Owner/Trustee
(If other than Proposed Insured)	(If other than Proposed Insured)
Provide Title if owned by a Trust or a Corporation	Provide Title if owned by a Trust or a Corporation

To Be Completed By Agent Only (All questions are required to be answered.)

(i)                    Does the applicant have any existing life insurance policies or annuities?                ☐ Y ☐ N

(ii)                 Do you know or have you any reason to believe that replacement of insurance is involved?              ☐ Y ☐ N

If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.

I declare that I have accurately answered all questions contained in this section.

I declare that I have provided each Proposed Insured and Owner(s) with the Buyer’s Guide and Important Notice, as well as a copy of the Privacy Practices Notice.

Signature of Licensed Agent, Broker or Registered Representative	Printed Name of Licensed Agent, Broker or Registered Representative

Applicable to Variable Life Only

I have reviewed the Application, Supplements, New Account Form and allocation forms and find the transaction suitable.

Signature of Registered Principal of Broker/Dealer	Printed Name of Registered Principal of Broker/Dealer

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